 Exhibit 10.1 Soeciual Meeting of Directors
SPECIAL MEETING
OF THE
DIRECTORS
OF
ENERGIZ RENEWABLE, INC.
A FLORIDA CORPORATION

A special meeting of the Board of Directors of ENERGIZ RENEWABLE, INC. was held at 135 First Street, Keyport, NJ on the 6th day of May, 2010 at 8 o'clock A.M. pursuant to written waiver of notice thereof signed by all the directors, fixing said time and place.

David Brown acted as Chairman for said meeting and Edward T. Whelan served as Secretary of the meeting.

The Chairman stated that the purpose of the meeting was to:

Assign the Agency Agreement dated October 6, 2009 between Energiz International, Inc. having its European office at 33 Avenue Duquesne 75007 Paris, France and Environmental Energy Enterprise Ltd. Having its head office at 18/3 Hanesiim Raanana Israel 43583, a copy of which has been distributed to the directors and is attached herein to the Company Energiz Renewable, Inc. for 3,000,000 newly issued of the Company to Environmental Energy Enterprise Ltd.

The Chairman further presented to the Board a signed addendum to said Agency Agreement entered into on May 5, 2010 between Energiz International, Inc. and Environmental Energy Enterprise Ltd., a copy of which has been distributed to the directors and is attached herein, to extend the Agreement to November 30,2010.

The Chairman read into the records that all directors of the Company were given prior notice of said meeting and signed a Waiver of Notice to said Special Meeting of the Directors dated May 5, 2010.
Upon motion, duly made, seconded and carried, it was:

RESOLVED, that the Company hereby agrees to having the Agency Agreement dated October 6, 2009 between Energiz International, Inc. having its European office at 33 Avenue Duquesne 75007 Paris, France and Environmental Energy Enterprise Ltd. Having its head office at 18/3 Hanesiim Raanana Israel 43583, including the signed addendum to said Agency Agreement entered into on May 5,2010, extending the Agreement to November 30,2010, a copy of both agreements are attached herein and incorporated by reference, to be assigned to the Company Energiz Renewable, Inc. for 3,000,000 newly issued common shares of the Company to be issued to Environmental Energy Enterprise Ltd.

RESOLVED that Edward T. Whelan is to instruct the Company's transfer agent to issue said 3,000,000 newly issued common shares of the Company to Environmental Energy Enterprise Ltd. immediately.

RESOLVED, that Edward T. Whelan is to instruct the Company's securities attorney to file an 8-K notice with the SEC. immediately thereafter.
There being no further business, the meeting upon motion adjourned.

BY: /s/Edward T. Whelan
       Edward T. Whelan, Director